Exhibit 1.01

Abbott Laboratories

Conflict Minerals Report

For the Year Ended December 31, 2015

This report for the year ended December 31, 2015 has been prepared by Abbott Laboratories and its consolidated subsidiaries, as context requires (herein referred to as “Abbott,” “we,” “us,” or “our”) and is submitted in accordance with Rule 13p-1 of the Securities Exchange Act of 1934 (the Rule), and regulations and guidance issued by the Securities and Exchange Commission (SEC) relating to the Rule. This report is available on our website at http://www.abbott.com/policies/conflict-minerals.html.

1.             Overview

Abbott is a broad-based, global health care company. We discover, develop, manufacture and market a wide range of health care products, including nutritional products, diagnostic systems and tests, branded generic pharmaceuticals, and medical devices.

We analyzed the products we manufacture or contract to have manufactured, and found that small quantities of tin, tantalum, tungsten, and gold (3TG) may be present in a number of our products; primarily, in electronic diagnostic and monitoring instruments, in medical and surgical devices and equipment, and in product components containing metal alloys. After requesting information from our suppliers as described below, we are unable to determine whether the limited quantities of 3TG actually present in our products originated from the Democratic Republic of the Congo (DRC) or adjoining countries, and whether such 3TG came from recycled or scrap sources. We similarly have been unable to conclusively identify the specific facilities used to process the 3TG actually present in our products.

Supply Chain

Abbott manufactures thousands of products. Because of the diversity and complexity of our products, we have thousands of suppliers that supply us with parts, components, or other materials. Each of these suppliers may in turn have large numbers of sub-suppliers. We typically do not have direct relationships with mines, smelters, or refiners. We rely on our suppliers to provide information on the origin of 3TG contained in the parts, components, and materials supplied to us — including sources of 3TG that are supplied to them from their lower-tier suppliers. Many of our smaller suppliers, as well as those further upstream in the supply chain, are not SEC registrants subject to the Rule.

Our contracts with direct suppliers may be in force for multiple years and historically did not require the supplier to provide Abbott with information regarding the origin of 3TG. As we renew or enter into new contracts with suppliers for parts, components, or other materials that may contain 3TG, we are working to add language requiring those suppliers to provide information about the source and chain of custody of 3TG present in the parts, components, and materials they supply to Abbott. While these supplier contracts are being updated to contain appropriate flow-down provisions, we rely on the cooperation of our direct suppliers to provide the necessary information on the origin of 3TG and are continuing to work with our suppliers to obtain current 3TG sourcing information, as described in more detail below.

Requesting Information from Suppliers

Abbott’s supplier query program was designed to survey direct suppliers who provide parts, components, or materials likely to contain 3TG. We also surveyed lower-tier, sub-suppliers that were identified by a distributor providing parts, components, or materials to Abbott.

We surveyed suppliers using the Conflict Minerals Reporting Template (CMRT) developed by the Conflict Free Sourcing Initiative (CFSI). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a manufacturer’s supply chain, and forms a basis for our Reasonable

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Country of Origin Inquiry (RCOI). The CMRT includes questions regarding the supplier’s “conflict-free policy,” its engagement with its direct upstream suppliers, and a listing of smelters used in the supply chain. In addition, the CMRT contains questions about the origin of 3TG included in the supplier’s products, as well as the respondent’s due diligence on their suppliers.

If a supplier response is received early in the reporting year, at the end of the year we ask the supplier to confirm its response is still accurate. We provide suppliers with training materials on Conflict Minerals when we send out the CMRT.  CFSI also makes written instructions and recorded training on the CMRT available on its website.

2.             Design of Due Diligence Process

Abbott’s due diligence measures have been designed to conform in all material respects with the framework set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten. Below is a description of the measures that we implemented and the diligence we performed.

3.             Description of Due Diligence Performed

The due diligence measures we performed are presented below according to the five-step framework established by the OECD.

3.1          Company Management Systems

Communication

Abbott’s company statement relating to conflict minerals is available at: http://www.abbott.com/policies/conflict-minerals.html.

Internal Management Structure

We established an internal management structure and processes to support supply chain due diligence related to 3TG. This includes a cross-functional conflict minerals steering committee sponsored by senior management, as well as sub-teams focused on development, implementation, and ongoing enhancements to our compliance processes. The sub-teams include management representatives and subject matter experts from each of our operating divisions, as well as representatives from Legal, Quality Assurance, Purchasing, Finance, Government Affairs, and Public Affairs. Senior management is briefed on the results of our supplier due diligence efforts.

System of Controls and Transparency

Through our membership in the CFSI we actively follow and support national and international efforts to identify upstream actors in the supply chain and increase traceability.

We have established various supplier controls, including our Supplier Guidelines, which outline expected behaviors and practices for all Abbott suppliers. The Supplier Guidelines instruct suppliers to report on the source and chain of custody of any 3TGs contained in the parts, components, or materials supplied to Abbott, following the guidelines developed by the OECD. This includes providing information on the location of the mine or the country of origin and/or the smelter where the 3TG was processed.

In addition, our Code of Business Conduct outlines Abbott’s core values and expectations for Abbott employees.

Abbott has established procedures and control systems designed to ensure relevant documentation is retained for an appropriate time period.

Supplier Engagement

Abbott has developed model contract language requiring suppliers to provide adequate information regarding the

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source and chain of custody of 3TGs. We are working to add this language to agreements where the supplier is providing parts, components, assemblies, materials, or other products that may contain any 3TGs. Our Supplier Guidelines also include expectations for suppliers regarding the tracking and reporting of 3TGs in the parts, components, or materials they supply to Abbott.  As part of our supplier query process, we also make available training materials on the requirements of the Conflict Minerals Rule and the proper procedure to complete the CMRT.

Grievance Mechanism

We have longstanding grievance mechanisms for employees and suppliers to report potential concerns or violations of Abbott policies. These mechanisms include direct reporting to managers or compliance officers, on-line reporting, and a toll-free Helpline that is available 24 hours a day, seven days a week, with interpreters available in multiple languages.

3.2          Identify and Assess Risk in the Supply Chain

We identified and surveyed suppliers who provide Abbott with parts, components, or materials likely to contain 3TG. We evaluated the responses we received to determine if the response was complete based on internally defined criteria, or if further engagement with the supplier was required. In accordance with our defined procedure, we also attempted to engage suppliers who did not respond, provided an incomplete response, or provided inconsistent data within the CMRT. We have worked, and will continue to work, with these suppliers to obtain additional information to supplement their responses.

In many cases, suppliers identified facilities that could not be confirmed as known smelters.  In such situations we notified CFSI, which has implemented a process to confirm whether such facilities are legitimate smelters.  We continue to work with suppliers and CFSI to improve the accuracy of reported processing facility information and to verify the identity of these reported facilities. We also partner with our suppliers to encourage smelters to engage with CFSI and participate in CFSI’s Conflict-Free Smelter Program.

3.3          Design and Implement a Strategy to Respond to Risks

Abbott’s strategy to respond to identified risks in the supply chain includes the following elements:

•                  We identify potential risks or red flags by evaluating the responses provided by our suppliers, and we have developed processes to address incomplete, inconsistent, or otherwise unsatisfactory responses received from our suppliers, including a process to elevate issues to appropriate management for resolution.

•                  We maintain a dashboard to regularly monitor and track our supply chain risk assessment process.

•                  Management is briefed about our due diligence efforts on a regular basis.

3.4                               Carry out Independent Third Party Audit Supply Chain Due Diligence at Identified Points in the Supply Chain

We support audits of 3TG smelters and refiners conducted by third parties through our participation and membership in the CFSI.

3.5          Report on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence, is filed with the SEC, and is available on our website at the following link: http://www.abbott.com/policies/conflict-minerals.html

4.             Steps to Mitigate Risk

Abbott has taken or intends to take the following steps to continuously improve the due diligence conducted on the source and chain of custody of 3TG in our products:

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a)             Participate as a member in the CFSI in efforts to increase the number of smelters and refiners participating in the Conflict-Free Smelter Program (CFS Program).

b)             Engage with suppliers and direct them to training and other resources designed to help them increase the response rate, improve the content of the supplier survey responses, and ensure that the processing facilities they identify are actual, known smelters or refiners.

c)              For identified known smelters that are not participating in the CFS Program, work with suppliers and CFSI to engage these smelters to encourage participation in the CFS Program.

d)             Work with peer groups and relevant trade associations to define and improve best practices with our supply chain in accordance with the OECD Guidance.

e)              For new or renewed supplier contracts, include a clause requiring the supplier to provide requested information regarding 3TG in the parts, components or materials they supply to Abbott.

5.             Determination

For 2015, we received responses from a majority of the suppliers we surveyed, improving on the response rates we have experienced in previous years. Many of the responding suppliers provided processing facility data. Using that data, and cross-checking against existing CFSI smelter lists, we were able to confirm 314 of the processing facilities identified by our suppliers as actual known smelters.

Of the known smelters, 208 are compliant with the Conflict-Free Smelter Program assessment protocols and are considered conflict-free.  Another 45 were reported to have committed to undergo a Conflict-Free Smelter Program audit or are participating in another recognized certification program.

Based on information provided by CFSI, 23 of the 208 conflict-free smelters identified by our suppliers were reported as sourcing minerals from the DRC or an adjoining country, 107 were reported as not sourcing from the DRC or an adjoining country and 16 were reported as sourcing solely from recycled or scrap materials. Sourcing was not disclosed for 62 of the conflict-free smelters.  Annex I contains a listing of the known smelters and refiners identified by Abbott’s suppliers.

Numerous suppliers reported some use of 3TG produced from recycled or scrap sources in their supply chain during 2015, but did not provide information on whether any of the parts, components, or materials actually supplied to Abbott contained any 3TG from those recycled or scrap sources.  In addition, none of the responding suppliers were able to identify the specific facility that processed 3TG in the products actually supplied to Abbott. As a result, we were unable to conclusively identify the specific facilities that were used to process the 3TG contained in the parts, components, or materials actually supplied to Abbott, or whether the 3TG came from recycled or scrap sources.

Similarly, based on our due diligence efforts, we do not have sufficient information to conclusively determine the country of origin of the 3TG contained in the parts, components, or materials actually supplied to Abbott.

We seek reasonable information about 3TG smelters and refiners and the mines or locations of origin of 3TG in our supply chain through the following efforts:  supporting industry initiatives like the CFSI through our membership; reviewing best practices established in the Organization for Economic Co-operation and Development (OECD) and other due diligence implementation programs; and requesting our suppliers to complete the CMRT, and evaluating supplier responses as described above.

Forward-looking Statements

Please note that forward-looking statements relating to Abbott’s future plans are based on current expectations and assumptions, and are not intended to be guarantees. Our actual actions may differ from these forward-looking statements.

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Annex I

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AURA-II	UNITED STATES
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery Pvt Ltd	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Johnson Matthey USA (Asahi)	UNITED STATES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES

Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Smclting&Refining	THAILAND
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA